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                                                  Exhibit 23(b)

Coopers                            Coopers & Lybrand L.L.P.
& Lybrand                          a professional services firm



             CONSENT OF INDEPENDENT ACCOUNTANTS

                          ________



We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Form S-3 Registration Statement No. 33-61297 covering $125,000,000 principal amount of Baltimore Gas and Electric Company Medium-Term Notes, Series D (the "Notes"), which Registration Statement also serves as Post-Effective Amendment No. 2 to Form S-3 Registration
Statement No. 33-57704 covering $100,000,000 principal amount of the Notes (the "Registration Statement") of our report, dated January 20, 1995, which contains an explanatory paragraph related to the recoverability of replacement energy costs, on our audits of the consolidated financial statements and financial statement schedules of Baltimore Gas and Electric Company and Subsidiaries, as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report, financial statements and financial statement schedules are incorporated by reference in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
August 23, 1995

Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand
(International).